EXHIBIT 99.3


                          UNAUDITED PRO FORMA COMBINED
                       CONDENSED STATEMENTS OF OPERATIONS

As used in these Unaudited Pro Forma Combined Condensed Statements of Operations, references to "we," "us," "our" or "ATS Medical" refer to ATS Medical, Inc., together with its consolidated subsidiaries.

The following Unaudited Pro Forma Combined Condensed Statements of Operations are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had ATS Medical and 3F Therapeutics been a combined company during the specified periods. As the acquisition was completed on September 29, 2006, a Balance Sheet for the combined company has been presented in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Accordingly, no Pro Forma Balance Sheet is presented in this Report

The Unaudited Pro Forma Combined Condensed Statements of Operations, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with:


  o Our historical financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006; and

  o The historical financial statements and related notes of 3F Therapeutics included in ATS Medical's Proxy Statement on Form S-4 filed with the Securities and Exchange Commission on August 10, 2006, and its unaudited Balance Sheet and unaudited Statements of Operations as of and for the three and nine months ended
      September 30, 2006, respectively, filed as Exhibit 99.2 hereto.

The aggregate 3F purchase price was allocated to the assets acquired and liabilities assumed based on their preliminarily estimated fair values at the date of acquisition. The preliminary estimate of the excess of purchase price over the fair value of net tangible assets acquired was allocated to identifiable intangible assets and goodwill. The following table summarizes the preliminary estimate of fair value of the identifiable tangible and intangible assets and goodwill, net of liabilities assumed, that were acquired as part of the 3F acquisition (in thousands):


Cash                                                                  $  2,599
Other current assets                                                     2,846
Intangible assets subject to amortization                                7,150
Goodwill                                                                 4,662
Other long-term assets                                                     519
Acquired in-process research and development                            14,400
Current liabilities                                                     (2,922)
                                                                      ---------
    Total purchase price                                              $ 29,254
                                                                      =========



In connection with the acquisition of 3F, we recorded developed and core technology and trade names and trademark intangible assets that have been preliminarily estimated with useful lives of between seven and twenty years and a weighted average life of 18 years.

At the time of closing the acquisition, we recorded an in-process research and development (IPR&D) charge preliminarily estimated at $14.4 million, with no related income tax benefit. This non-recurring IPR&D charge has been excluded from the Pro Forma Combined Condensed Statements of Operations for all periods presented herein. The preliminary valuation of IPR&D was based upon an analysis of technologies that have not yet reached technological feasibility and have no future alternative use. The preliminary valuation considered expected future cash flows and was discounted for risks and uncertainties related to completion of products.

The tangible assets, net of liabilities assumed of 3F at the time of acquisition were recorded at their respective fair values, in accordance with purchase accounting requirements. These are initially estimated to be $3.04 million. For purposes of the preliminary allocation, we have estimated the fair value of 3F's property, plant and equipment based on an internal appraisal, which included the review of 3F's historical costs and management's intended future use, resulting in an adjustment to increase the historical carrying value of the assets by approximately $0.2 million. The fair value of the acquired property and equipment will be depreciated over estimated useful lives of three to five years, depending on the asset. We have also estimated the fair value of 3F's inventories, based on estimated net realizable value less costs to complete and a normal distribution margin, resulting in an adjustment to increase the historical carrying cost of inventories by $0.2 million. This non-recurring inventory increase adjustment has been excluded from the Pro Forma Combined Condensed Statements of Operations for all periods presented herein.

The goodwill recorded as a result of the 3F acquisition is not deductible for income tax purposes. The goodwill recognized represents operating and market synergies that will be realized as a result of the merger and future product opportunities.

The following Unaudited Pro Forma Combined Condensed Statements of Operations are accounted for in accordance with Statement of Financial Accounting Standard No. 141, "Business Combinations." The pro forma adjustments are based upon preliminary estimates and available information. Final purchase accounting adjustments may differ from the pro forma amounts.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 OF ATS MEDICAL, INC. AND 3F THERAPEUTICS, INC.
                          YEAR ENDED DECEMBER 31, 2005
                                 (IN THOUSANDS)


                                                         (Restated)
                                                         ATS Medical    3F Therapeutics                                Combined
                                                          Year Ended       Year Ended                                  Year Ended
                                                         December 31,      December 31,       Merger                  December 31,
                                                             2005              2005         Adjustments     Notes         2005
                                                       ---------------- ----------------- -------------- ---------- ----------------
Net product sales                                      $       34,636   $            326   $          -             $        34,962
License revenue                                                     -              8,618              -                       8,618
                                                       ---------------- ----------------- --------------            ----------------
   Total revenue                                               34,636              8,944              -                      43,580

Cost of product sales and license revenue                      22,828              1,649              -                      24,477
                                                       ---------------- ----------------- --------------            ----------------

Gross profit                                                   11,808              7,295              -                      19,103

Operating expenses:
    Sales and marketing                                        18,948              1,035              -                      19,983
    Research and development                                    1,733              6,614              -                       8,347
    General and administrative                                  7,314              2,347              -                       9,661
    Amortization of intangibles and additional
       depreciation                                                 -                  -            499    (1,2)                499
                                                       ---------------- ----------------- --------------            ----------------
Total operating expenses                                       27,995              9,996            499                      38,490
                                                       ---------------- ----------------- --------------            ----------------

Operating loss                                                (16,187)            (2,701)          (499)                    (19,387)

Interest expense, net                                            (338)            (1,447)             -                      (1,785)
Change in value of convertible senior notes
derivative liability                                            2,131                  -              -                       2,131
                                                       ---------------- ----------------- --------------            ----------------

Net loss                                               $      (14,394)   $        (4,148)  $       (499)            $       (19,041)
                                                       ================ ================= ==============            ================

Basic and diluted net loss per share                   $        (0.46)                                              $         (0.48)
                                                       ================                                             ================

Weighted average common shares outstanding                     31,009                              9,000                     40,009
                                                       ================                   ==============            ================




See Notes to Unaudited Combined Condensed Pro Forma Statements of Operations.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 OF ATS MEDICAL, INC. AND 3F THERAPEUTICS, INC.
                      NINE MONTHS ENDED SEPTEMBER 30, 2006
                                 (IN THOUSANDS)

                                                         ATS Medical    3F Therapeutics                                Combined
                                                         Nine Months      Nine Months                                 Nine Months
                                                            Ended            Ended                                       Ended
                                                        September 30,    September 30,       Merger                  September 30,
                                                            2006              2006         Adjustments     Notes         2006
                                                       ---------------- ----------------  -------------- ---------- ----------------
Net product sales                                      $       29,709   $           86    $          -              $       29,795
License revenue                                                     -           11,031               -                      11,031
                                                       ---------------- ----------------- --------------            ----------------
   Total revenue                                               29,709           11,117               -                      40,826

Cost of product sales and license revenue                      14,302              940               -                      15,242
                                                       ---------------- ----------------- --------------            ----------------

Gross profit                                                   15,407           10,177               -                      25,584

Operating expenses:
    Sales and marketing                                        15,233              544            (200)     (3)             15,577
    Research and development                                    1,370            5,286               -                       6,656
    General and administrative                                  6,288            4,768          (2,200)     (3)              8,856
    Amortization of intangibles and additional
       depreciation                                                 -                -             375      (1, 2)             375
                                                       ---------------- ----------------- --------------            ----------------
Total operating expenses
                                                               22,891           10,598          (2,025)                     31,464
                                                       ---------------- ----------------- --------------            ----------------

Operating loss                                                 (7,484)            (421)          2,025                      (5,880)

Interest income (expense), net                                 (1,235)             248               -                        (987)
Income tax expense                                                  -              (55)              -                         (55)
Change in value of convertible senior notes
derivative liability                                            1,525                -               -                       1,525
                                                       ---------------- ----------------- --------------            ----------------

Net loss                                                $      (7,194)  $         (228)    $     2,025              $       (5,397)
                                                       ================ ================= ==============            ================

Basic and diluted net loss per share                   $        (0.23)                                              $        (0.13)
                                                       ================                                             ================

Weighted average common shares outstanding                     31,256                            8,967                      40,223
                                                       ================                   ==============            ================


See Notes to Unaudited Combined Condensed Pro Forma Statements of Operations.